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EXHIBIT 23-1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-58062 of the Yankee Candle Company, Inc. on Form S-8 of our report dated February 11, 2003, appearing in this Annual Report on Form 10-K of the Company for the fiscal year ended December 28, 2002.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Boston, Massachusetts
March 26, 2003